S-1MEF PURSUANT TO RULE 462B REGISTRATION STATEMENT
As filed with the Securities and Exchange Commission on September 23, 2004

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

VALLEY BANCORP

(Name of small business issuer in its charter)

NEVADA	6712	88-0493760
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

3500 W. Sahara Avenue, Las Vegas, Nevada 89102 (702) 221-8600
(Address and telephone number of principal executive offices and principal place of business)

BARRY L. HULIN
President and Chief Executive Officer
Copies of communications to:	3500 W. Sahara Avenue	Copies of communications to:
STEPHEN M. KLEIN, ESQ.	Las Vegas, Nevada 89102	CRAIG D. MILLER, ESQ.
WILLIAM E. BARTHOLDT, ESQ.	(702) 221-8600	Manatt, Phelps & Phillips, LLP
Graham & Dunn PC		1001 Page Mill Road
Pier 70, Suite 300	(Name, address, and telephone number of	Building 2
2801 Alaskan Way	agent for service)	Palo Alto, CA 94304
Seattle, Washington 98121-1128

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-117312

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be registered	registered	Per Share	Price	Registration Fee
	(1)		(2)	(3)
Common Stock, $0.73 par value per share	104,650	$18.00	$1,883,700	$117.13

(1)	Includes 13,650 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Estimated solely for purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(3)	An aggregate of 1,063,750 shares of the Registrant’s common stock is being registered pursuant to this Registration Statement and the Registration Statement on Form S-1 (File No. 333-117312), as amended, which was previously filed by the Registrant and declared effective by the SEC on September 22, 2004. Based on the per share offering price of $18.00, the total value of the offering is $19,147,500, for which an aggregate filing fee of $2425.99 is payable, and of which $2,308.86 was previously paid.

Explanatory Note and Incorporation by Reference: This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by Valley Bancorp (the “Company”) of securities contemplated by the Registration Statement on Form S-1 (Commission File No. 333-117312) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 12, 2004, and amended August 26th and September 10th, 2004, which was declared effective by the Commission on September 22, 2004, and is being filed solely for the purpose of registering additional shares of the same class of securities as previously registered pursuant to the Registration Statement declared effective September 22, 2004. The contents of the prior Registration Statement on Form S-1 and related exhibits are hereby incorporated by reference.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit Number	Description
5.1	Opinion of Stephens, Gourley & Bywater regarding legality of the securities covered by the Registration Statement

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in legal opinion — filed as Exhibit 5.1)

24.1	A power of attorney previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-117312) and incorporated by reference herein.

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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on September 22, 2004.

VALLEY BANCORP
By:	/s/ Barry L. Hulin
Barry L. Hulin, President and
Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2004.

Signature	Capacity
/s/ Barry L. Hulin Barry L. Hulin	President, Chief Executive Officer and Director (Principal Executive Officer)
Dick Holtzclaw * Dick Holtzclaw	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)
George A. Brizendine * George A. Brizendine	Director
Don Hamilton * Don Hamilton	Director
Mary Hausch * Mary Hausch	Director

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Signature	Capacity
Thomas J. Krob * Thomas J. Krob	Director, Chairman of the Board
James A. McKellar * James A. McKellar	Director, Vice Chairman of the Board
Dick Rottman * Dick Rottman	Director
William E. Snyder * William E. Snyder	Director
Dan Stewart * Dan Stewart	Director
Gary Vause * Gary Vause	Director

By:	/s/ Barry L. Hulin

Barry L. Hulin
Attorney-in-fact*

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